UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

ASIA PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State of Other Jurisdiction of	(Commission File Number)	IRS Employer Identification
Incorporation)		Number)

800 5th Avenue , Suite 4100, Seattle, Washington 98104
(Address of principal executive offices)

(206) 447-1379
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 8, 2007, our authorized officers concluded that our previously issued unaudited financial statements for the year ended December 31, 2006 included in our annual report filed on Form 10KSB on May 21, 2007 with the Securities and Exchange Commission (“SEC”) and the unaudited financial statements for the nine months ended September 30, 2006 should no longer be relied upon. The errors were discovered in connection with the examination of our December 31, 2006 financial statements by our new independent registered public accounting firm .The accounting firm requested that we provided additional disclosure regarding our accounting polices in connection with the issuance of equity instruments.

Upon reviewing and updating our accounting and disclosures of equity instrument transactions, we discovered the following errors:

  Our common stock purchase warrants should be reclassified as derivative liabilities due to the fact that with effect from July 1, 2006 we did not have sufficient authorized shares to enable the exercise of all of its outstanding common stock purchase warrants

  The mathematical model utilized to fair value the issued and outstanding equity instruments during the first nine months of 2006 utilized an incorrect assumed volatility.

  We utilized an incorrect mathematical formula in recording the fair valued expense of options granted to employees and amortization expense of non-employees’ deferred equity based compensation in the third quarter of 2006.

Upon this determination, we were alerted to the facts and circumstances regarding the above –referenced errors.

Accordingly, we will restate our financial statements disclosing the effect of the errors in an amendment to our Form 10-KSB for the year ended December 31, 2006. In addition, we will restate our unaudited financial statements disclosing the effect of the errors in an amendment to our Form 10-QSB for the quarterly period ended September 30, 2006.

Our authorized officers discussed this matter with our independent public accounting firm who agreed that our unaudited financial statements for the year ended December 31, 2006, nine months ended September 30, 2006 and the three months ended March 31, 2007, respectively, could not be relied upon and needed to be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC.

Dated: August 8, 2007	By: KING K. NG
Name: King K. Ng
Title: Chief Executive Officer